As filed with the Securities and Exchange Commission on October 2, 2001.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GEORGIA-PACIFIC CORPORATION (Exact Name of Registrant as Specified in its Charter)

GEORGIA (State of Incorporation or Organization)	93-0432081 (I.R.S. Employer Identification No.)

133 Peachtree Street, N.E Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

           Securities Act registration statement file number to which this form relates: 333-35813

           If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [x]

           If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Timber Group Rights to Purchase Series C	New York Stock Exchange
Junior Preferred Stock, no par value (When Issued and Regular Way)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
None
(Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            Reference is hereby made to the Registration Statement on Form 8-A, dated November 25, 1997, and filed with the Securities and Exchange Commission (File 001-03506) on November 26, 1997 (the "Original Form 8-A") by Georgia-Pacific Corporation, a Georgia corporation (the "Registrant"), relating to, among other matters, the Amended and Restated Rights Agreement, dated as of December 16, 1997 (the "Rights Agreement"), between the Registrant and First Chicago Trust Company of New York (the "Rights Agent"). The information contained in this Form 8-A/A supplements and amends the information contained in the Original Form 8-A.

            On November 8, 1999, the Registrant entered into Amendment No. 1 to Amended and Restated Rights Agreement with the Rights Agent ("Amendment No. 1"). Pursuant to Amendment No. 1, the parties amended (i) the definition of "Independent Director" and (ii) Section 23 of the Rights Agreement (each, as more fully described in Amendment No. 1). A copy of Amendment No. 1 is filed as Exhibit 1 to this Form 8-A/A.

            On July 18, 2000, the Registrant entered into Amendment to Amended and Restated Rights Agreement with the Rights Agent ("Amendment No. 2"). Pursuant to Amendment No. 2, the parties amended (i) Section 1(c) of the Rights Agreement, (ii) Section 11(q) of the Rights Agreement and (iii) Section 23 of the Rights Agreement (each, as more fully described in Amendment No. 2). A copy of Amendment No. 2 is filed as Exhibit 2 to this Form 8-A/A.

            On September 26, 2001, the Registrant entered into Amendment No. 3 to Amended and Restated Rights Agreement with the Rights Agent ("Amendment No. 3"). Pursuant to Amendment No. 3, the parties amended Section 23 of the Rights Agreement (as more fully described in Amendment No. 3) to correct an error in Amendment No. 2 with respect to a sub-paragraph reference contained therein. A copy of Amendment No. 3 is filed as Exhibit 3 to this Form 8-A/A.

            The foregoing summary descriptions of Amendment No. 1, Amendment No. 2, and Amendment No. 3 do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated herein by reference.

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ITEM 2.            EXHIBITS.

            List below all exhibits filed as a part of the registration statement:

Exhibit No.	Description

1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of November 8, 1999.

2	Amendment to Amended and Restated Rights Agreement, dated as of July 18, 2000.

3	Amendment No. 3 to Amended and Restated Rights Agreement, dated as of September 26, 2001.

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SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEORGIA PACIFIC CORPORATION

Date: October 2, 2001	By: /s/ Kenneth F. Khoury Name: Kenneth F. Khoury Title: Vice President, Deputy General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of November 8, 1999.

2	Amendment to Amended and Restated Rights Agreement, dated as of July 18, 2000.

3	Amendment No. 3 to Amended and Restated Rights Agreement, dated as of September 26, 2001.

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